UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 17, 2008

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671
No Change Since Last Report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On October 17, 2008, Employers Holdings, Inc. (the "Company") and Wells Fargo Bank, National Association ("Wells Fargo") entered into a second amended and restated credit agreement (the "Amended Credit Agreement'') and a second amended and restated revolving line of credit note (the "Amended Note," and together with the Amended Credit Agreement, the "Amended Credit Facility"), each dated as of September 30, 2008.  The Amended Credit Facility replaces the Company's existing amended and restated credit agreement (the "Existing Credit Agreement") and amended and restated revolving line of credit note (the "Existing Note," and together with the Existing Credit Agreement, the "Existing Credit Facility"), each dated as of May 23, 2008 between the Company and Wells Fargo.  The Amended Credit Facility provides the Company with a $150.0 million line of credit prior to January 1, 2010, a $100.0 million line of credit from and after January 1, 2010 but prior to January 1, 2011, and a $50.0 million of credit from and after January 1, 2011 up to and including March 26, 2011.  The line of credit will be used to finance the acquisition of AmCOMP Incorporated and for general working capital purposes.

Amounts outstanding under the Amended Credit Facility bear interest at a rate equal to, at the Company's option, (i) a fluctuating rate per annum 1.25% above Wells Fargo's prime rate or (ii) a fixed rate per annum determined by Wells Fargo to be 1.25% above the LIBOR Rate in effect on the first day of each Fixed Rate Term (as such term is defined in the Amended Note).  The "LIBOR Rate" is the rate per annum equal to the quotient of (x) the rate quoted by Wells Fargo as the Inter-Bank Market Offered Rate over (y) 100% minus the reserve percentage prescribed by the Board of Governors of the Federal Reserve System for "Eurocurrency Liabilities."  In addition, the Company is required to pay to Wells Fargo a quarterly commitment fee equal to 0.10% on any portion of the line of credit that is unused and has previously paid a non-refundable commitment fee of $375,000.

The Amended Credit Facility is secured by the same portfolio of government, agency and municipal bonds that secured the Existing Credit Facility.  Such portfolio had a market value of approximately $186.7 million as of September 30, 2008 and is held in a custody account by Wells Fargo.  The Amended Credit Facility contains customary representations and warranties, as well as customary events of default and affirmative and negative covenants.  The Amended Credit Facility maintains the Existing Credit Facility's requirement that the Company maintain at least $7.5 million of cash and cash equivalents on hand at all times.

The foregoing description of the Amended Credit Agreement and the Amended Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement and the Amended Note, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated September 30, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.
10.2	Second Amended and Restated Revolving Line of Credit Note, dated September 30, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

	By:	/s/ Lenard T. Ormsby
	Name:	Lenard T. Ormsby
	Title:	Executive Vice President, Chief
Legal Officer and General Counsel
Dated: October 22, 2008

Exhibit Index

Exhibit No.	Exhibit
10.1	Second Amended and Restated Credit Agreement, dated September 30, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.
10.2	Second Amended and Restated Revolving Line of Credit Note, dated September 30, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.